Exhibit 10.21

FIRST AMENDMENT TO THE CORE SCIENTIFIC, INC.

(f/k/a MINECO HOLDINGS, INC.) 2018 OMNIBUS INCENTIVE PLAN

Dated as of August 20, 2018

WHEREAS, the Board of Directors (the “Board”) of Core Scientific, Inc, (the “Company”), previously adopted the Core Scientific, Inc. (f/k/a MineCo Holdings, Inc.) 2018 Omnibus Incentive Plan (the “Plan”) effective as of May 18, 2018;

WHEREAS, the Board (as defined in the Plan) has determined that it is in the best interests of the Company to amend the Plan;

WHEREAS, pursuant to Article XII of the Plan, the Board has the authority to amend the Plan; and

WHEREAS, the Board authorized, approved and adopted, this Amendment to the Plan, effective August 20, 2018;

NOW THEREFORE, BE IT RESOLVED, effective as of August 20, 2018, the Plan is amended as follows:

1. Section 11.2 of the Plan shall be deleted in its entirety and replaced with the following:

“Change in Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Initial Shareholders or (ii) any person or group, other than the Initial Shareholders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise. In determining whether any person or group constitutes a “person” or “group” for purposes of subsections (i) or (ii) above, the Initial Shareholders shall be excluded from such “person” or “group”. For purposes of determining whether (i) or (ii) has occurred, an issuance of shares of the Company by the Company (or its successor), whether through an initial public offering, other primary issuance or otherwise, shall be excluded. Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A. “Initial Shareholders” shall mean each of the shareholders of the Company and their respective affiliates as of August 20, 2018.

2. The remainder of the Plan shall remain in full force and effect.